UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            December 22, 2005

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	37-0684070
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204 (317) 633-4100
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 22, 2005, The Steak n Shake Company (the "Company") restructured and realigned several of its subsidiaries. This restructuring and realignment resulted in the merger of the Company's three restaurant operating subsidiaries, Kelley Restaurants, Inc., Steak n Shake LP, and Steak n Shake Operations, Inc., with Steak n Shake Operations, Inc. being the surviving entity. It also resulted in the merger of SNSTM, Inc. into Steak n Shake LLC (a new Indiana LLC) and the creation of Steak n Shake Enterprises, Inc. (an Indiana Corporation that will provide certain services to the other subsidiaries). It is anticipated that this restructuring and realignment will alleviate internal operational inefficiencies related to accounting for three operating entities. The realignment did not result in any change to the Company's consolidated financial position.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                THE STEAK N SHAKE COMPANY

                                                                  By:    /s/ Jeffrey A. Blade

                                                                                  Jeffrey A. Blade,

                                                                                  Senior Vice President and Chief Financial Officer

                                                                                  Dated: December 22, 2005